Exhibit 10.9

August 2016 version

Working Capital Loan Contract

Serial No.: 兴银厦祥业流贷字20184509号

The Lender: Xiamen Branch Office of Industrial Bank Co., Ltd.

Address: Industrial Bank Building, 78 North Hubin Road, Siming District, Xiamen

Legal Representative/Principle: Hong Pipa

the Borrower: Xiamen Pop Culture Co., Ltd.

Address: Unit 101-102 at the 10th floor, Grey Tile Entrepreneurial Base, No. 163 of
Fang Lake South Road, Huli District, Xiamen

Legal Representative/Principle: Huang Zhuoqin

Important Notice for Signing

In order to protect your rights and interests, before signing this Contract please read carefully, check and confirm the followings:

1.	You have the right to sign this Contract. If the consent of others is required by law, you have obtained sufficient authorization;

2.	You have carefully read and fully understood the terms of the contract and have paid particular attention to the parts of the contract in which the bank’s liability is waived or limited and the black text is added.

3.	Your company and you have fully understood the meaning of the contract terms and the corresponding legal consequences, and are willing to accept these terms and conditions;

4.	The contract text provided by Industrial Bank Co., Ltd. is only a model text. Blank lines are left after the relevant provisions of the contract and supplementary clauses are added at the end of the Contract for modification, addition or deletion by each party;

5.	If you have any questions about this Contract, please consult Industrial Bank Co., Ltd. in time.

Upon the Borrower’s application, the Lender reviews and agrees to give the Borrower a working capital loan. In order to clarify the rights and obligations of both parties and abide by their credibility, the two parties to the Contract have signed this Contract in accordance with the relevant laws and regulations of the People’s Republic of China and negotiated through equal consultation.

The Lender and the Borrower confirm that the loan hereunder falls under the FIRST of the following circumstances:

FIRST: This Contract is the sub-contract of the Basic Line Credit Contract (the Main Contract) with a serial No. as 兴银厦祥业额字2018409号, of which the credit line is RMB2,000,000 and the terms of Credit validity starts from April 25, 2018 to April 24, 2021. The loan amount under this Contract is included in the credit line. The amount of foreign currency loan shall be converted into Renminbi into the credit line according to the central parity of the Lender on the date of signing this Contract.

SECOND: This Contract is an independent legal document signed by the Lender and the Borrower.

Article 1 Definition and interpretation

Unless otherwise agreed in writing by the parties hereto, the following terms shall be defined and construed as follows:

1.	“Working Capital Loan” means local and foreign currency loans applied for by the Borrower to the Lender and used for daily production and turnover of the Borrower.

2.	“Claim” or Principal Creditor’s Right means creditor’s right to claim (including to principal, interest, penalty interest, compound interest, liquidated damages, damages, creditor’s cost of realizing claims, etc.) arising from the financing provided to the Borrower by the Borrower’s application and the Lender’s approval.

“Creditor’s Cost of Realizing Claims” means litigation (arbitration) fees, attorney fees, travel expenses, enforcement fees, security fees, and other necessary expenses for realizing creditor’s rights when the Lender obtains claims through litigation and arbitration.

3.	The following terms in Article 5 of this Contract are defined and explained as follows

“Fixed Interest Rate” means an interest rate that remains constant during the term of loan.

“Floating Interest rate” means the interest rate that varies during the term of the loan according to the period and range agreed by the Borrower and the Borrower.

“Floating Period” means the frequency of the change in the loan interest rate agreed by the Borrower and the Lender. The borrowing interest rate is calculated and determined at the benchmark interest rate in accordance with the pricing method agreed in the Contract within a floating period and the loan interest rate remains the same during the floating period; as one floating period expires and enters into the next floating period, the loan interest rate is calculated and determined at the new benchmark interest rate in accordance with the pricing method agreed in the Contract within a floating period and the loan interest rate remains the same.

“Central Bank’s Benchmark Interest Rate for Renminbi Loan” means the Benchmark interest rate for renminbi loans announce by the Central Bank that day.

“Central Bank’s Benchmark Interest Rate for Renminbi Deposit” means the Benchmark interest rate for renminbi deposits announced by the Central Bank that day.

“LPR” means the base loan interest rate of the day calculated and published by the National Interbank Lending Center based on the optimal loan interest rate independently reported by the quotation bank.

“SHIBOR” means the Shanghai Interbank Offered Rate calculated and published by the National Interbank Lending Center.

“LIBOR” means the London Interbank Offered Rate on the T-2 day and currencies include USD, EUR, JPY, etc. “T” means the date on which the loan is actually issued and “T-2” means, and hereinafter, the next business day before the loan issuing day.

“HIBOR” means HKD Rate of Hong Kong Financial Market Interbank on the day of T-2.

The specific value of LIBOR and HIBOR is subject to the core system query results of Industrial Bank.

4.	The “Substantial Transaction” in Article 13 under this Contract means (including but not limited to) any transaction determined to happen or potentially existing that might have serious impact upon company’s basic structure, changes in company shareholders, contingent liabilities, cash flow, profitability, company’s core business secrets, company’s core competitiveness, company’s important assets, company’s major claims and debts, ability to repay debts, ability to fulfill this Contract, or any other transactions that the Borrower and/or the Lender considers constituting a substantial transaction.

5.	The “Major Event” in Article 15 means (including but not limited to) any events determined to happen or potentially existing that might have serious impact upon the ability of the Borrower’s senior management to perform their duties, the employment and termination of employees engaged in the company’s core business, the company’s core business secrets, the company’s core competitiveness, the company’s basic structure, the company’s shareholder change, the company’s contingent investigation, the company’s existence, and the legality of company’s engagement of business, stability of the company, company development, company profitability, ability to pay debts in public blind positions, and company’s ability to perform this Contract, or any other events that the Borrower and/or the Lender considers constituting a major event.

6.	The “working day” in this Contract means business days of the Lender bank or the next business day if the date of withdrawal or repayment during performance of this Contract.

Article 2 Amount of Loan

The Lender agrees to give to the Borrower RMB2,000,000.

Article 3 Usage of Loan

This loan is used for paying the price of goods, and the Borrower cannot misappropriate the loan without written consent of the Lender.

Article 4 Term of Loan

1.	The term of loan lasts for 12 months from May 8, 2018 to May 8, 2019.

2.	The actual issuance date recorded in the loan debit note and loan certificate shall prevail if a loan is made in a lump sum, and due date will be postponed accordingly if actual issuance date is later than such date recorded as set above.

3.	The loan use plan is

        (month)       (day)      (year)        yuan;         (month)      (day)        (year)      yuan;

        (month)      (day)      (year)        yuan;         (month)      (day)        (year)      yuan;

        (month)      (day)      (year)        yuan;         (month)      (day)        (year)      yuan;

        (month)      (day)      (year)        yuan;         (month)      (day)        (year)      yuan;

        (month)      (day)      (year)        yuan;         (month)      (day)        (year)      yuan;

The Borrower shall apply to the Lender withdrawal procedures 3 working days before each withdrawal or at other times as required by the Lender in writing.

The Lender has the right to require the Borrower to pay 0.01% of the loan amount that should be drawn in the current period as liquidated damages if the Borrower fails to withdraw the loan in accordance with the loan use plan as set above.

4.	Subject to the withdrawal conditions stipulated in Article 6 of this Contract, the Lender shall pay the loan in accordance with Article 7 of this Contract.

5.	The Lender can appropriately adjust the loan use plan based on factors such as that whether the loan meets the relevant laws, regulations and policies and withdrawal prerequisites stipulated in this Contract, the conditions for the payment of loan, the signing of the guarantee contract corresponding to this Contract, or the processing time of guarantee procedures and any other factors the Lender deem necessary.

6.	If the loan is used in multiple installments, the same date due shall be implemented, that is, the respective maturities of the loans issued in the first period shall be the same as the maturity date determined by the borrowing receipt or loan certificate of the first loan.

7.	The due date of loan is correspondingly advanced if the Lender collects the loan in advance according to the situations agreed in this Contract.

Article 5 Rate of Loan and Calculation of Interest

1.	Rate of Loan

(1)	The benchmark interest rate for pricing shall be implemented in accordance with the following (iii) clause:

i.	the level of Central Bank’s benchmark interest rate for renminbi loans;

ii.	the level of Central Bank’s benchmark interest rate for renminbi deposits;

iii.	the one year level of LPR;

iv.	the level of SHIBOR;

v.	the level of LIBOR;

vi.	the level of HBOR;

(2)	The pricing formula of loan interest rate shall be implemented according to the following (i) clause:

i.	loan interest rate=benchmark interest rate+ 1.36%;

ii.	loan interest rate=benchmark interest rate+ %;

(3)	Loan interest rate (hereinafter referring to the annual interest rate) shall be implemented according to the following (ii) clause:

i.	Fixed interest rate. The loan rate is determined according to the benchmark rate and the pricing formula of the actual issuance date and the interest rate will remain unchanged during the term of the loan.

ii.	Floating interest rate. The loan interest rate is determined according to the benchmark interest rate and the pricing formula on the day of actual payment and interest rate adjustment. The interest rate adjustment date will be implemented in the (A) method: (A) the floating period is by season (monthly/seasonal/semiannual/annual/others) with the corresponding date of each full cycle from the actual date of the loan being the contract interest rate adjustment date, and the corresponding date should be the last day in that month if there is no corresponding day; (B) .

During the borrowing period, the Borrower will no longer be notified if the benchmark interest rate is adjusted

iii.	Other interest rate methods: .

(4)	The benchmark interest rate for borrowings used in installments under this Contract shall be determined based on the benchmark interest rate on the actual issue date of each loan (or the date of interest rate adjustment, if any).

(5)	As for the loans issued under this Contract, if the country cancels the benchmark interest rate or the market no longer announces the benchmark interest rate, the Lender has the right to reset the interest rate according to national policy and, in accordance with the principles of fairness and integrity, referring to the industry practice of interest rates, and notify the Borrower after resetting the interest rate. The Borrower shall negotiate with the Lender if the Borrower disagrees in any way. The Lender has the right to collect loan in advance and the Borrower shall pay off the remaining principal and interest immediately if no agreement can be reached within 5 working days from the date when the Lender issues the notice.

2.	Repayment of Loan Interest

(1)	Calculation of Loan Interest. The calculation of loan interest begins on transfer to the Borrower’s account of the principal of the loan either/both in local and foreign currencies. Interest daily accrued on the loan=Balance of the day *daily interest rate. The conversion of daily interest rate to annual interest rate shall be implemented in accordance with the regulations of the People’s Bank of China and international practices;

(2)	The repayment method of loan interest is implemented according to the following (i) agreement:

i.	The date of repayment of loan interest is the 21th day each month (month/last month of the season/ last month every half year/ last month each year/ others), and the Borrower shall pay the current loan interest to the Lender on the interest payment date and settle the remaining principal and interest when the loan is due.

ii.	The date of repayment of loan interest is the corresponding day (the last day of the month if there is no corresponding day in the month) each month (monthly/seasonal/semiannual/annual/others), and the Borrower shall pay the current loan interest to the Lender on the interest payment date and settle the remaining principal and interest when the loan is due.

iii.	The first date of repayment is (month) (day) (year); The date of repayment of loan interest is the corresponding day (the last day of the month if there is no corresponding day in the month) each month since the first repayment day, and the Borrower shall pay the current loan interest to the Lender on the interest payment date and settle the remaining principal and interest when the loan is due.

iv.	Other repayment methods .

3.	Penalty Interest and Compound Interest

(1)	If the Borrower fails to use the loan for the purpose as agreed hereunder, the Lender may impose penalty interest on the misappropriated part of the loan at the misappropriation penalty interest rate which is the rate __% higher than loan interest rate; if the Borrower fails to make repayment in time, that is, such repayment overdues, the Lender may impose penalty interest on overdue debt at the overdue penalty interest rate which is the rate __% higher than loan interest rate; for such interest (including interest before and after loan maturity, misappropriation penalty and overdue penalty interest) if the Borrower fails to pay in time the Lender may impose compound interest at the rate of overdue indebt according to agreement under this Contract. Where the same loan is both overdue and not used for the purpose agreed in the contract, the penalty interest rate shall be calculated at a higher rate.

(2)	The penalty rate is also a fixed rate if the payment interest rate is a fixed rate; the penalty rate is also a floating rate if the payment interest rate is a floating rate by a consistent floating period with the floating period of the borrowing rate.

(3)	The penalty interest and compound interest are calculated in accordance with the loan interest repayment method agreed in this Contract.

Article 6 Conditions for Withdrawal

1.	the Lender shall not advance any loan to the Borrower until all following conditions have been satisfied by the Borrower:

(1)	The Borrower has delivered the following documents to the Lender and the circumstances stated in the documents have not changed and remain in force, or that the Borrower has given a satisfactory explanation and explanation of the changes to the Lender;

i.	loan application: the main contents includes but are not limited to: the name, amount, purpose, term, repayment plan, and repayment source of the loan project, etc.

ii.	the Borrower’s legal and valid business license, company’s articles of association, loan card and password / credit code, legal representative registered with the industrial and commercial administrative department and members of the board of directors and principals, chief financial officer list and signature samples, legal representative, valid identity documents of its authorized representative and other company documents the Lender deems necessary;

iii.	the resolution of the board of directors or shareholders meeting that the Borrower meets in accordance with legal procedures and is approved by a vote of a quorum of directors or shareholders, which is true, lawful and effective and agrees to apply to the Lender for the loan hereunder and to specify the purpose of the loan and to accept the loan terms and conditions required by the Lender, or any other company documents the Lender deems necessary;

iv.	annual report (attached with audit report and notes) of the past three years approved by the Lender and financial statements for the most recent period and the same period of the previous year, or statements for the year since inception if the Borrower has only been established for less than three years;

v.	information of affiliated enterprise;

vi.	purchase contracts, order contracts, debt certificates and other related contracts, vouchers or information if applying for temporary working capital loan;

vii.	proof of ownership and valuation reports of the collateral/pledge if collateral/pledge is provided, and the registration procedures of mortgage/pledge that should be completed in accordance with the requirements of relevant laws and regulations shall have been properly handled and the original documents of ownership certificate, registration certificate, etc. shall have been handed over to the Lender for collection in accordance with the requirements of the Lender; Relevant guarantee materials in accordance with the above requirements if a third party guarantee is provided, and such guarantee contract shall be effective and such guarantee shall maintain effective;

viii.	The insurance procedure with the Lender as the first beneficiary shall have been completed and the original insurance policy has been handed over to the Lender for collection if the Lender requires insurance for collateral/pledge; such insurance shall be effective and maintain effective; the Borrower hereby transfers the right to claim the original insurance premium due to the occurrence of the insurance event to the Lender if collateral/pledge is provided by the Borrower;

ix.	production and operation license or enterprise qualification grade certificate issued by the competent approving department for the special trade if the enterprise is in a special trade;

x.	Relevant notarization procedures have been completed if either party of this Contract requires a notarization;

xi.	The Borrower has opened an account with the Lender in accordance as required by the Lender with voluntary acceptance of the Lender credit supervision and payment settlement supervision;

xii.	The Borrower shall provide valid foreign exchange loan use certificate and approval from relevant authorities, and comply with relevant foreign exchange management policies if the Borrower applies for a foreign exchange loan;

xiii.	VAT, sales tax and income tax returns required by the Lender;

xiv.	Other documents, reports, vouchers required by the Lender.

(2)	The Borrower is established in accordance with the law, the production and operation are legal and compliant, and it has the capability of continuous operation and a legal source of repayment;

(3)	The purpose of the loan is clear and legal;

(4)	The statements and commitments made by the Borrower in Article 11 is true and valid and no default event or potential default event has occurred on or before the date of application for the loan;

(5)	The Borrower has completed the debit or loan certificate related to the loan. The debit or loan certificate is an integral part of this Contract and has the same legal effect as this Contract. The record on the debit or loan certificate shall prevail if the amount of the loan, the term of the loan, and the interest rate on the loan under this Contract are inconsistent with the records of the loan receipt or loan certificate;

(6)	The Borrower’s credit status stands good and there is no major bad record; its controlling shareholder should have a good credit status and no major bad records if the Borrower is a newly established entity;

(7)	Other withdrawal prerequisites required by the Lender.

2.	The performance of the Lender’s obligations under this Contract is subject to the fulfillment of the pre-conditions for withdrawal stipulated in this article. The Lender has the right to unilaterally decide to lower or abandon some withdrawal prerequisites which the Borrower or guarantor shall not use as a reason to defend the Lender.

3.	The Lender has the right to appropriately adjust the issuance of loans based on factors such as whether the financing project meets the relevant laws, regulations, policies, and the prerequisites for withdrawals required by the Lender, the signing of the guarantee contract corresponding to this Contract, and the processing time of the guarantee formalities.

4.	The Borrower hereby agrees: after signing this Contract, if the Borrower fails to meet any of the pre-conditions for withdrawal or payment of the loan as stipulated in this Contract, the Lender shall have the right to stop making the loan, stop paying the loan funds or terminate this Contract and the liability or loss arising therefrom shall be borne by the Borrower. The Lender shall notify the Borrower of the termination of the Contract and the opposition period for the Borrower is 5 days from the date of delivery to the Borrower in the manner agreed herein the notice of termination. This Contract is automatically terminated after the objection period expires if the Borrower bring up no objection. If the Borrower has an objection but both parties fail to negotiate within 5 working days after the expiry of the objection period, the Lender has the right to collect the loan in advance according to this Contract.

5.	The Lender shall pay the Borrower the loan in accordance with Article 7 under this Contract if the Borrower meets the pre-conditions for withdrawal stipulated in this Contract after examination and verification by the Lender.

Article 7 Account Monitoring and Loan Payment

1.	According to the Interim Measures for the Management of Working Capital Loans enacted by China Banking Regulatory Commission, the Borrower promises to meet the pre-conditions for withdrawal agreed in the Contract before applying for the loan, and accepts the Lender’s supervision of the use of the loan according to the agreed purpose. The Lender has the right to monitor the basic deposit account, general deposit account and special deposit account opened by the Borrower, and supervise and control the issuance, payment and sale of loan funds in accordance with the contract.

the Borrower designates the following accounts as special fund withdrawal accounts and should provide the information of the loan flowing in and out of the account in time.

Username: Xiamen Pop Culture Co., Ltd.

Account: ____________________________

Bank Name: West Hexiang Sub-branch of Industrial Bank Co., Ltd.

The Lender can sign a separate account management agreement with the Borrower in accordance with the Borrower’s credit status, financing situation, etc., and clearly stipulate the management of the withdrawal of the designated account. The Lender shall have the right to recover the loan in advance based on situations of withdrawal of the designated account.

2.	Payment of Loan

(1)	The Lender shall have the right to manage and control the payment of loan by means of the Lender’s entrusted payments or the Borrowers’ independent payments;

i.	“Trusted payment” by the Lender means that the Borrower authorizes the Lender to pay the loan to the Borrower’s counterparty that meets the purposes agreed in this Contract;

Where the Lender’s entrusted payment method is used, the Borrower shall provide a loan in accordance with the Contract before the loans are issued. The relevant transaction data of the purpose shall be paid to the Borrower’s counterparty in a timely manner through the Borrower’s account after the examination and approval of the Lender.

Where the Lender’s entrusted payment method is used, the Lender shall have the right to collect the loan in advance according to Article 12 of this Contract if the loans released are returned due to the withdraw, cancellation, invalidation of the underlying transaction contract, etc., after the loans are paid to the counterparties of the Borrower.

ii.	“Self-Payment”by the Borrower means that the Borrower shall pay to the his counterparty for the purposes consistent with this Contract after the Lender has released the loan to the Borrower’s account.

Where the self-payment by the Borrower is used, the Borrower shall regularly report to the Lender the payment of the loan and the Lender shall have right to verify whether the loan payment conforms to the agreed purpose through account analysis, voucher inspection, and on-site investigation.

(2)	Entrusted Payment.

Method of entrusted payment should be used in one of the following situations that:

i.	the Borrower and the Lender have newly established a credit business relationship and the internal rating of the Borrower at the Lender is below B3(included). “Newly established credit business relationship” means a credit business relationship established by the Borrower and the Lender for the first time or no credit business relationship occurs during the last 2 years.

ii.	Working capital borrowings for replacement;

iii.	Single payment amount exceeds RMB10,000,000 (included) (where a loan is borrowed in foreign currency, it shall be converted according to the reference price published by the Lender on the day of payment) or the payment target is clear.

iv.	Others: _________________________

(3)	In the process of loan issuance and payment, the Lenders shall have the right to adopt stricter conditions for the issuance and payment of loans, stop the issuance and payment of loans and take corresponding measures according to Article 14 (2) of this Contract and conditions for supplementary loan issuance and payment shall be added if the Borrower/the Borrower’s:

i.	has a decline in credit standing;

ii.	profitability of the main business is not strong;

iii.	shows an abnormal use of loan;

iv.	what other the Lenders thinks.

Article 8 Repayment of Principal and Interest

1.	The repayment of principal under this Contract is by the following (2) method:

(1)	Repayment of the principal in installments scheduled as the following:

        (month)       (day)       (year)        yuan;         (month)        (day)       (year)       yuan;

        (month)       (day)       (year)        yuan;         (month)        (day)       (year)       yuan;

        (month)       (day)       (year)        yuan;         (month)        (day)       (year)       yuan;

        (month)       (day)       (year)        yuan;         (month)        (day)       (year)       yuan;

If the Lender adjusts the installments plan, and the amortization date and amount of the loan stipulated in these terms remain unchanged, the Borrower shall repay the loan principal on schedule.

(2)	Repayment of the principal in a lump sum on the due date of the loan.

(3)    Other repayment of the principal:                              .

2.	The Borrower shall repay the loan principal and interest hereunder in full and on time to the Lender on the repayment date and interest payment date agreed in this Contract.

3.	If the repayment date is a non-the Lender’s business day, repayment will be postponed to the next the Lender’s business day, and the non-the Lender’s business day will be included in the actual days of the loan. When the Borrower repays the principal of the last period of loan, he shall pay the interest in full with the principal and shall not be bound by the interest payment date stipulated in Article 5 of this Contract.

4.	The Borrower shall submit to the Lender an application for extension in writing 10 days before the due date of loan if the Borrower fails to repay the loan on time under this Contract and gets in need of an extension of repayment. Approved by the Lender upon examination, both parties shall separately sign a Loan Extension Contract as a supplementary contract to this Contract.

5.	Prepayment

The Borrower shall repay the principal and interest of the loan in accordance with the date agreed in this Contract.

The Borrower should notify the Lender in writing 10 working days in advance and obtain the Lender’s written consent if the Borrower requests to repay the principal and interest of the loan in full or in part in advance. The Borrower shall negotiate with the Lender to determine the repayment period, repayment time and repayment amount after certain repayment of part of the principal and interest of the loan in advance. Interest shall be calculated and collected on the loan principal repaid in advance according to the actual term of use and the loan interest rate agreed under this Contract and the Lender will no longer adjust the loan interest that has been charged before the prepayment.

The Lender shall have the right to require the Borrower to pay liquidated damages at 0.05% of the amount of repayment in advance when the Borrower requests repayment in advance.

6.	The Borrower hereby irrevocably authorizes the Lender to deduct money, including but not limited to the principle and interest of loan (including penalty and compound interest) and related expenses under this Contract, from the Borrower’s accounts opened at the Lender, branches and subsidiaries of Industrial Bank Co., Ltd. without going through judicial procedures when the Borrower fails to perform or conducts any breaches of this Contract. The Borrower agrees that the Lender has the right to determine the specific deduction sequence.

Article 9 Security

1.	The following contracts are the guarantee contracts of this Contract:

(1)	Guarantee Contract of Maximum Amount (name of the contract), No. 兴银厦祥业额保字2018409A号, method of security: joint guarantee, joint guarantor: Fujian Jin Haixia Financing Guarantee Co., Ltd.

(2)	Guarantee Contract of Maximum Amount (name of the contract), No. 兴银厦祥业额保字2018409B号, method of security: joint guarantee, joint guarantor: Huang Zhuoqin.

(3)	Guarantee Contract of Maximum Amount (name of the contract), No. , method of security: , guarantor: .

(4)	Guarantee Contract of Maximum Amount (name of the contract), No. , method of security: , guarantor: .

(5)	Guarantee Contract of Maximum Amount (name of the contract), No. , method of security: , guarantor: .

(6)	Guarantee Contract of Maximum Amount (name of the contract), No. , method of security: , guarantor: .

2.	The Lender shall have the right not to perform all obligations such as lending under this Contract until the signing of the guarantee contracts are signed and the completion procedure completion of the guarantee procedures.

Article 10 Rights and Obligations

1.	The Lender’s Rights and Obligations

(1)	The Lender shall have right to:

i.	require the Borrower to repay the principal and interest of the loan according to schedule;

ii.	require the Borrowers to provide various information and materials related to the loan;

iii.	understand the production, operation and financial status of the Borrower;

iv.	supervise the use of loans by the Borrower for the purposes agreed in this Contract;

v.	monitor loan usage and make requests;

vi.	deduct money, including but not limited to the principle and interest of loan (including penalty and compound interest) and related expenses under this Contract, from the Borrower’s accounts opened at the Lender, branches and subsidiaries of Industrial Bank without going through judicial procedures

vii.	transfer all or part of the claims and security interests under this Contract to a third party at any time without consent of the Borrower. The Borrower shall still bear all obligations under this Contract even if the Lender transfers the loan and security interest.

viii.	disclose certain information in credit reporting systems or news media, etc. established or recognized by the People’s Bank of China, the banking supervision institution or other government departments if the Borrower fails to repay the principal and interest of the loan in accordance with the contract or fails to implement the repayment of principal and interest, and the Lender can choose to take legal measures such as settling litigation or arbitration.

ix.	make unilateral decision to collect the loan in advance According to the withdrawal of the loan;

x.	enjoy other rights stipulated by laws, regulations, rules or this Contract.

(2)	The Lender has obligation to

i.	issue and pay the loan according to this Contract;

ii.	keep confidential the Borrower’s debt financial production and operation unless:

①	laws and regulations require;

②	regulatory Authorities regulate or require;

③	to disclose to the Lender’s partners, etc.

2.	The Borrower’s Rights and Obligations

(1)	The Borrower shall have right to:

i.	draw and use all the loan as agreed in this Contract;

ii.	require the Lender to undertake confidentiality obligations on the information they provide in accordance with this Contract.

(2)	The Borrower has obligation to:

i.	provide truthfully the documents and information required by the Lender, as well as the account numbers of all Banks and the balance of deposits and loans, and cooperate with the Lender’s investigation and examination;

ii.	accept the Lender’s supervision or inspection of its use of loans, of related production operations and financial activities, and take reasonable measures in accordance with the Lender’s suggestions or requirements;

iii.	use the loan for the purposes agreed in this Contract without conducting misappropriations and guarantee not to use the loan for fixed assets investment; not to use the loan in areas and uses prohibited by the state for production and operation; not to use the loan engage in equity investments; not to use the loan to buy and sell securities, futures, real estate, etc.; not to use the loan to engaging in corporate lending activities and illegal activities restricted in other countries; not to occupy or misappropriate loans in other ways;

iv.	accept the Lender’s monitoring of the Borrower’s account and the management of the payment of the loan according to Article 7 of this Contract

v.	repay the principal and interest of the loan in full and on time in accordance with the Contract;

vi.	not to transfer all or part of the debts under this Contract to a third party without the Lender’s consent in writing;

vii.	not to reduce registered capital in any way; not to extend the subscription period of registered capital without the Lender’s consent in writing;

viii.	notify the Lender at least 30 working days in in advance and obtain the Lender’s written consent and proactively implement, with the requirements of the Lender, guarantee measures to repay the principal and interest of the loan under this Contract in full and in accordance when intending to conduct merger, split-up, equity transfer, foreign investment, substantial increase in debt financing and other major issues including but not limited to:

①	that his loan of or liability to banks or a third party, loans to third parties, guarantee for a third party’s debt or other kinds of substantial increase of debt financing influences or might have influence upon the Borrowers repayment of the principle and interest of the loan;

②	that the Borrower conducts major changes of property rights and adjustment of business methods (including but not limited to signing joint ventures and cooperation contracts with foreign, Hong Kong, Macao and Taiwan businessmen; cancellations, closures, suspensions, and conversions; divisions, mergers, acquisition, and passive mergers; reorganization, formation, or transformation into a joint-stock company; foreign investment; investing in shareholding or investment companies using fixed assets such as houses, machinery, and equipment or intangible assets such as trademarks, patents, proprietary technologies, land use rights, etc., and transactions of property rights and management rights are carried out by means of lease, contract, joint venture, trust );

③	that the Borrower’s changes in equity have been achieved %(including but not limited to equity transfer, custody, escrow, pledge, etc.)

ix.	notify the Lender in writing within 7 working days since the date of occurrence possibility of the following circumstances:

①	major financial loss, asset loss, or other kinds of financial crisis;

②	suspension of business, suspension or cancellation of business license, application or application for bankruptcy, dissolution;

③	controlling shareholder and other related companies encountering a major crisis in the operation or finance affecting its normal operations;

④	personnel changes of the legal representative, director or senior management of the Borrower affecting its normal operations;

⑤	guarantors’ changes in equity achieving %(including but not limited to equity transfer, custody, escrow, pledge, etc.);

⑥	material related transactions between the Borrower and its controlling shareholder and other related companies affecting its normal operations;

⑦	any litigation, arbitration or criminal or administrative penalty that has a material adverse effect on its business or property;

⑧	other significant matters that may affect its ability to service its debts;

and actively implement the guarantee measures for the repayment of the principal and interest of the loan under this Contract in full and in accordance with the requirements of the Lender;

x.	at the request of the Lender (such requests shall be made notice of to the Borrower in a reasonable way in advance unless such occurrence of a potential default or certain particular environment makes it unnecessary) allow the Lender’s representative to perform the following activities during normal office hours:

①	visit the location where the Borrower conducts business activities;

②	inspect the Borrower’s premises, facilities, factories and equipment;

③	check the Borrower’s accounting books and all other records;

④	inquire employees, agents, contractors, subcontractors of the Borrower who know or may know the relevant information required by the Lender;

xi.	guarantee that during the term of loan the current assets, net worth, the asset-liability ratio and current ratio, etc. shall be kept within the following limits as required by the Lender: ;

xii.	sign and deliver the return receipt to the Lender for any collection letter or collection document sent by the Lender to the Borrower or otherwise served by the Lender.

Article 11 Declaration and Commitment of the Borrower

The Borrower makes the following statements and commitments voluntarily, and assumes legal responsibility for the authenticity of its content:

1.	The Borrower is a legal entity established and effectively existing in accordance with the laws of the People’s Republic of China with full capacity for civil conduct. The Borrower guarantees to provide relevant testimonials, permits, certificates and other documents required by the Lender as per the requirements of the Lender.

2.	The Borrower has sufficient ability to perform all the obligations and responsibilities hereunder, and does not reduce or relieve the liability for liquidation it borne due to any instructions, changes in financial conditions, or any agreements between any unit.

3.	The Borrower has sufficient power, authorization and statutory rights to sign this Contract. The Borrower has obtained and performed all its internal approvals and authorizations or other relevant procedures required to sign and perform this Contract, and has obtained and performed all necessary approvals, registrations, authorizations, consents, permits, or other relevant formalities of any government department or other authority required to sign and perform this Contract. All approvals, registrations, consents, permissions, authorizations, and other relevant formalities required to sign this Contract are fully legal and effective.

4.	The signing of this Contract by the Borrower is in full compliance with the relevant regulations, internal decisions of the Borrower, and the resolutions of the shareholders’ meeting and the board of directors. This Contract also does not conflict with or violate any regulations, internal decisions of the Borrower, resolutions of the shareholders’ meetings and the board of directors, and policies of the Borrower.

5.	The signing and performance of this Contract is based on the true intention of the Borrower. The loan financing complies with the requirements of laws and regulations, and the signing and performance of this Contract has not violated any laws, regulations, rules or agreements hereof that are binding on the Borrower. This Contract is legally valid and enforceable. In case that the Contract is invalidated due to defects of rights of the Borrower when signing and performing the Contract, the Borrower should immediately and unconditionally compensate the Lender for all losses.

6.	All documents, financial statements and other information provided by the Borrower to the Lender hereunder are true, complete, accurate and effective, and continue to maintain all financial indicators required by the Lender.

7.	The Borrower agrees that the loan business hereunder is subject to the rules, conventions and practices of the Lender. The Lender has the right to recover the loan in advance according to the withdrawal of the Borrower’s funds.

8.	In case that the Borrower fails to perform his obligations as agreed herein, the Borrower hereby authorizes the Lender to deduct principal and interest (including penalty interest and compound interest) of the loan and related expenses hereunder directly from any account opened by the Borrower in the Lender and all branches and subsidiaries of Industrial Bank Co., Ltd. without judicial process.

9.	Whether prior to or subsequent to the signing of this Contract, in case that the Borrower submits any documents related to the specific transaction to the Lender for review, the Borrower guarantees the authenticity of all documents. The Lender will only make a decision on the apparent authenticity of the transaction documents. The Lender neither participates in nor is aware of the specific transaction nature that the Borrower engages in, nor assumes any liability.

10.	The Borrower confirms that, in addition to the circumstances disclosed in writing to the Lender, the Borrower has not concealed any of the following events that have occurred or are about to occur which may cause the Lender to disagree with the issue of loans hereunder:

(1)	the debts or contingent liabilities assumed by the Borrower, including but not limited to any mortgage, pledge, lien and other debt burdens on the assets or income of the Borrower which are not disclosed to the Lender;

(2)	major disciplinary, illegal, or claimed incidents involving the Borrower or the Borrower’s main management personnel;

(3)	any event of a the Borrower’s default in a credit and debt contract between the Borrower and any other creditors;

(4)	that the Borrower does not have, nor does it exist, any litigation, arbitration or administrative litigation against it or its property that may be pending or be aware by the Borrower, and whether initiated by itself or initiated by a third party, no liquidation or closing or other similar procedures specific to the Borrower occur;

(5)	other conditions that may affect the Borrower’s financial status and solvency status.

11.	The Borrower promises to use the loan for the purpose agreed hereupon, and not to misappropriate it to other purposes or use it for any other purposes that may breach the purpose of the agreements hereof. The Borrower accepts and cooperates with the Lender at any time to perform loan payment management, post-loan management and related inspections, cooperates with the Lender to monitor, inspect and count on the Borrower’s use of the loan funds, the Borrower’s production and operation, financial activities, material inventory, assets and liabilities, bank deposits, cash inventory and other circumstances, and cooperates with other requirements as deemed necessary or appropriate by the Lender.

12.	The Borrower shall provide full, valid guarantee accepted by the Lender or other acceptable guarantee as deemed appropriate by the Lender. Where the guarantee hereunder involves real estate mortgage, the Borrower agrees to complete the evaluation procedures as the entrustor and bear relevant evaluation costs. When the Borrower knows the information that the mortgaged house will be demolished, it shall promptly perform the notification of obligation to the Lender; where the mortgaged house is demolished, as for using property rights exchange for compensation, the Lender has the right to require the Borrower to pay off the debt in advance, or to re-set up the mortgage and sign a new mortgage agreement, and when the original mortgaged real estate has vanished and the registration of the new mortgage has not been completed, a guarantor who guarantees with the guarantee conditions shall be provided. Where the demolished real estate is compensated by compensation, the Borrower is responsible for requiring the mortgagor to continue to use the demolition compensation to provide guarantee for the main creditor’s rights through the form of a special deposit account or certificate of deposit.

13.	The Borrower shall not reduce the registered capital in any way. No part or all of the debts hereunder may be transferred to a third party without prior written consent of the Lender. Before the debts hereunder are fully settled, any debts of the Borrower and other creditors (except other branches of Industrial Bank Co., Ltd.) must not be settled in advance without written consent of the Lender.

14.	The Lender shall be notified in a timely manner in case that a major adverse event affecting the Borrower’s ability to repay the debt occurs. Written consent of Lender shall be obtained before major issues such as merger, division, equity transfer, external investment, and substantial increase in debt financing.

15.	In case that litigation or arbitration or other disputes between the Lender and the Borrower or any third party related to the Borrower occur, as a result of the Lender’s fulfilling its obligations hereunder, which causes the Lender to be forced to become involved in any dispute between the Borrower and any third party, the litigation or arbitration fees, lawyer’s fees and other fees thereof paid by the Lender shall be borne by the Borrower.

16.	The Borrower must handle the settlement business through the settlement account opened in the Lender.

17.	The Borrower promises that the information disclosed in the National Enterprise Credit Information Publicity System is true, complete, legal and valid, and promises persistently to agree with the Lender’s inquiries for the information that the company chooses to publicize or not chooses to publicize in the system. In case that the Lender requires capital verification, the Borrower shall agree to perform capital verification in accordance with the requirements of the Lender and provide a capital verification report issued by a professional institution.

18.	The Borrower hereby declares and authorizes: the Lender has the right to conduct necessary investigations on the Borrower’s credit condition, and, the Borrower may, in accordance with the needs of government departments, banking supervision agencies, the People’s Bank of China, and others, regarding the construction of enterprise and personal credit information, report and submit the information hereof and other relevant information to the credit reference system established or recognized by the above-mentioned departments and institutions as credit information, and the relevant information is also allowed to be legally checked.

19.	In case that the Borrower defaults under this Contract, or in case that there is a situation that may endanger the Lender’s realization of creditor’s rights, the Lender has the right to require the Borrower’s shareholders to accelerate maturity of their obligation to subscribe capital contribution, and the Borrower promises that its shareholders shall timely subscribe capital as required by the Lender. The Lender has the right to require the Borrower and its shareholders not to share out dividends.

20.	Other matters that the Borrower declares and promises:

Article 12 Collecting the Loan in Advance

1.	During the loan period, when one of the following situations occurs to the Borrower or guarantor (including the guarantor or mortgagor or pledger, the same below), the Lender has the right to unilaterally decide to stop paying to the Borrower’s the rest of the loan and recover part or all of the principle and interest of it in advance. As for the amortization loan, where the Lender receives a loan in advance in accordance with the Contract, the other undue loans shall be deemed to be due in advance:

(1)	where false materials are provided or important business financial facts are concealed, and any item submitted to the Lender, any certifications and documents, and any item of the statements and commitments in Article 11 hereof is proved to be untrue, inaccurate, incomplete or intentional misleading;

(2)	where changing the original purpose of the loan without the consent of the Lender, misappropriating the loan or using the loan to engage in illegal or rules-violating transactions;

(3)	where using false contracts with affiliated parties to discount or pledge to the Lender and obtain funds or credit from the Lender by notes receivable and receivables with no actual trade background;

(4)	where refusing to accept the Lender’s supervision and inspection on the use of its credit funds and related financial operations;

(5)	where major events such as merger, division, acquisition, restructuring, equity transfer, external investment, and substantial increase in debt financing occur, which the Lender considers that such matters may affect the safety of loan;

(6)	where there is intent to evade the Lender’s credit rights through affiliated transactions;

(7)	where the credit status has deteriorated and the solvency (including contingent liabilities) weakened significantly;

(8)	where the situation of cross-default at Article 15 hereof occurs to the Borrower or the affiliated enterprise of the Borrower and the guarantor or affiliated enterprise of the guarantor;

(9)	where the Borrower fails to repay the principal and interest of any financing hereunder punctually;

(10)	where the Borrower ceases to pay its debts, or fails to pay or indicates that it cannot pay its due debts;

(11)	where the Borrower ceases business, goes out of business, is declared bankrupt, dissolves, has its business license revoked, is revoked, has its financial situation deteriorated or others;

(12)	where the Borrower fails to perform the obligations stipulated in Article 10 and Article 13 hereof and the other obligations stipulated herein, or the guarantor fails to perform the obligations stipulated in the guarantee Contract;

(13)	where the value of the collateral or pledge used for guarantee has been or may be significantly reduced, or the right to pledge must be realized prior to the loan maturity;

(14)	where abnormal changes, disappearances, and investigations or restrictions on personal freedom by the judicial authorities in accordance with the law of the legal representatives, major individual investors, directors, supervisors, senior management personnel of the Borrower or guarantor have already or may affect the performance of obligations hereunder;

(15)	where the Borrower/guarantor or the Borrower/guarantor’s controlling shareholder, actual controller or its affiliated person is involved in major lawsuits, arbitrations or other disputes, or its major assets are sealed up, frozen, deducted, enforced or taken other measures with similar efficacy, which may endanger or damage the rights of the Lender;

(16)	where other events otherwise stipulated herein, or other events that endanger, damage or may endanger or damage the rights of the Lender according to the withdrawal of the Borrower’s funds occur.

2.	Where the above-mentioned loan collection occurs in advance, the Lender can unilaterally decide whether or not to grant a certain grace period to the Borrower depending on the Borrower’s production and operation, financial status and withdrawal of funds. Where the Lender grants the Borrower a grace period, within the grace period, the Borrower has not taken remedial measures or the remedial measures taken do not meet the requirements of the Lender, the Lender has the right to unilaterally decide to collect the loan in advance; the Lender also may not grant the Borrower grace period and decide to collect the loan in advance directly.

3.	When the loan is collected in advance, the Lender has the right to take corresponding measures in accordance with Article 14.2 hereof.

Article 13 Obligation of the Borrower to disclose Major Transactions and Major Events to the Lender

1.	The Borrower shall report the Lender in writing the major transactions and major events that happened to the Borrower.

2.	In case that the Borrower is a group client, the Borrower shall promptly report affiliated transactions of more than 10% of the Borrower’s net asset to the Lender in accordance with relevant regulations; including but not limited to:

(1)	the affiliated relationship of the parties in the transaction;

(2)	transaction items and transaction nature;

(3)	the amount of the transaction or the corresponding proportion;

(4)	pricing policies (including transactions with no amount or only with symbolic amount).

Article 14 Liability for Breach of Contract

1.	After the Contract comes into effect, both the Borrower and the Lender shall perform their obligations agreed hereunder. In case that either party fails to perform or does not fully perform its obligations agreed hereunder, it shall bear corresponding liabilities for breach of Contract.

2.	Where the Borrower has not used the loan for the purposes agreed herein, failed to pay the loan funds in the agreed manner, failed to comply with the statement and commitment items, distorted information in the loan application document, exceeded the agreed financial indicators, had a major cross-default event, and failed to perform any of the terms agreed herein, the Lender has the right to take one or more of the following measures:

(1)	to demand correcting the breach within a time limit;

(2)	to stop issuing the unissued loans hereunder, and stop paying the unpaid loan fund hereunder;

(3)	to require the Borrower to supplement and provide payment issuance and payment condition of loans that meet the requirements of the Lender, or cancel the Borrower’s use of the loan in an “autonomous payment” manner;

(4)	to unilaterally decide that all or part of the debt to be due in advance;

(5)	to unilaterally terminate or dissolve this Contract, require the Borrower to settle the principal and interest of the due or undue loan, and pay or compensate related losses;

(6)	to require the Borrower to pay the overdue penalty interest in case that the loan is overdue; to pay the penalty interest for misappropriation in case that the Borrower misappropriates the loan; to pay the compound interest of the unpaid interest;

(7)	to require the Borrowers to add or replace the guarantor, collateral, pledge/ the right for pledge;

(8)	to exercise or realize the rights under any security item in respect of the loan;

(9)	to deduct payment directly from any account opened by the Borrower in the Lender and all branches and subsidiaries of Industrial Bank Co., Ltd. without going through judicial procedures, or entrust the Borrower’s account opening bank to deduct payment from its account, including but not limited to the principal and interest of the loan (including penalty interest and compound interest), and other related expenses hereunder. In case that the payment currency in the account is different from the loan currency, the Lender has the right to convert it into the loan currency in accordance with the intermediate price announced by the Lender on the day of deduction to settle the principal and interest of the loan;

(10)	to file a lawsuit or arbitration to demand the Borrower to settle principal and interest of the loan. The cost for the creditor to realize its rights of credit shall be borne by the Borrower;

(11)	to have the right to distrain or retain any movable property or real property, tangible or intangible property of the Borrower that are under the control and possession of the Lender, or take other measures deemed appropriate by itself;

(12)	other measures stipulated by laws and regulations or as agreed herein or as deemed appropriate by the Lender.

3.	Subject to the withdrawal preconditions and loan payment conditions agreed herein, in case that the Lender fails to provide the loan at the agreed date and amount and causes the Borrower to lose, the Borrower shall be compensated for the direct economic loss caused thereby. Notwithstanding, the Lender does not bear the compensation liability for any foreseeable or unforeseen indirect losses caused by the Borrower.

4.	During the performance hereof, where the materials provided by the Borrower are untrue, inaccurate, incomplete, or have other defects, thus causing that the Lender’s entrusted payment is wrong, the payment is not timely, the Borrower violates the Contract to handle autonomous payment or cause other losses, the Lender does not bear any responsibility.

5.	Where the loan issuing account or the payment target account agreed herein is frozen or there are other reasons that cause disputes over loans or payments, the Lender shall not bear any responsibility.

6.	Where the guarantor (namely guarantor, mortgagor, pledger) hereunder has the following matters, the Lender shall have the right to take measures in accordance with the second paragraph of this article:

(1)	the guarantor has not fulfilled the terms of the guarantee contract, or the credit status has deteriorated, or other events that weaken its ability to guarantee has happened;

(2)	the mortgagor fails to fulfill the terms of the mortgage contract, or it deliberately damages the collateral, or the value of the collateral may or has been significantly reduced, or other events that damage the Lender’s mortgage;

(3)	the pledgor has not fulfilled the pledge contract, or the value of the pledge has been or may be significantly reduced, or the pledge right must be fulfilled prior to the settlement of the loan, or other events that damage the Lender’s pledge right occur.

Article 15 Cross-default

The Borrower or its affiliated enterprise and the guarantor or guarantor’s affiliated enterprise shall be deemed to have defaulted on the Contract simultaneously if any of the following situations occurs. The Lender has the right to collect the loan in advance in accordance with Article 12 herein, and require the Borrower to bear the liability for breach of contract in accordance with Article 14 herein:

(1)	any loan, financing or debt that has or may have breach of contract or is declared to be due in advance;

(2)	any guarantee or similar obligation is not fulfilled, or there is a possibility of failure to fulfill;

(3)	legal documents or contracts relating to debt guarantee and other similar obligations are violated or failed to be performed, or there is a possibility of failure to perform or breach;

(4)	the situation that inability to settle matured debts or matured loans/financing occurs or is about to occur;

(5)	having been declared or being about to be declared bankrupt through legal procedures;

(6)	transferring its assets or properties to other creditors;

(7)	other situations that endanger the safety of principal and interest of the loan hereunder.

Article 16 Continuity of Obligations

All the obligations of the Borrower hereunder are continuous, and they are fully and equally binding on the Borrower’s heirs, agents, receivers, assignees and their entities after merger, reorganization, name change, etc.

Article 17 Acceleration of Maturity Provisions of Principal and Interest

the Borrower agrees that once the Borrower fails to perform the declarations and commitments in Article 11 hereof, or the Borrower fails to perform any of the obligations hereunder, the Lender has the right to determine that any other obligations including repayment obligations for all principals and interest (including penalty interest and compound interest) due and undue loans hereunder will be immediately mature.

Article 18 Application of Law, Jurisdiction and Dispute Resolution

1.	The conclusion, entry into force, performance, termination, interpretation and dispute resolution hereof shall apply to the laws of the People’s Republic of China (for the purpose of this Contract, excluding the laws of the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan region).

2.	Any disputes arising out of this Contract shall be settled through friendly negotiation between both parties of the Borrower and the Lender; in case that the friendly negotiation fails, the two parties agree to resolve it in the following (second) ways:

(1)	to file a lawsuit with the people’s court where the Lender’s domicile is located.

(2)	to apply for arbitration to the Xiamen Arbitration Commission, and apply the effective arbitration rules of it at the time of the arbitration to settle the dispute. To the extent permitted by the arbitration rules, both parties agreed to choose a simplified procedure for trial. The arbitral award is final and binding on both parties. The location of the arbitral tribunal is chosen to be held in Xiamen.

(3)	other methods: .

3.	During the dispute period, the provisions hereof that do not be involved in the disputed part still must be fulfilled.

Article 19 Document Correspondence, Communication and Notice

1.	The Borrower agrees and confirms the following addresses as service address of the Lender’s notice hereunder and the collection and litigation (arbitration) legal documents relating to debt/guarantee obligations (including but not limited to the complaint (or arbitration application) and evidence, subpoena, notice of respondence to action, notice of proof, notice of court session, payment order, judgment (arbitral award), ruling document, mediation document, notice of enforcement, notice of execution within time limit, and other legal documents of litigation or arbitration hearing and legal documents of enforcement stage):

(1) Recipient’s Address:

①　unit name of the Borrower: Xiamen Pop Culture Co., Ltd;

company address of the Borrower: Unit 101-102 at the 10th floor, Grey Tile Entrepreneurial Base, No. 163 of Fang Lake South Road, Huli District, Xiamen;

postcode: 361000;                                      contact phone number:                  ;

contact person: Zhang Rongdi.

②　 name of the designated recipient agent (if any):                                     ;

address of the recipient agent:                                                               ;

postcode:                         ;                      contact phone number:                              .

(2) The Borrower agrees and confirms that the Lender may use any of the following electronic mailing addresses for delivery:

①　fax reception, number:                                      ;

②　e-mail, address:                                                ;

③　cellphone message, receiving number:                              .

(3) In case that the above delivery addresses are changed, the Borrower shall promptly notify the Lender in writing and reconfirm the delivery address. In case that it is not notified in a timely manner, it shall be deemed as unchanging, and the relevant responsibility shall be borne by the Borrower itself.

2.	Any documents, communications, notices and legal documents mentioned above shall be deemed to have been delivered on the following dates (serving to the designated recipient is deemed to have been delivered to the person) as long as they are sent to any of the above addresses:

(1)	for postal delivery (including express mail delivery, ordinary mail, and registered mail), the fifth working day after the date of mailing shall be deemed to be the date of delivery;

(2)	for fax, e-mail, cellphone message or other electronic mailing addresses, the date of sending shall be deemed to be the date of delivery;

(3)	for personal delivery, the date on which the recipient signs the receipt shall be deemed to be the date of delivery. Where the recipient refuses to accept the address, it is also deemed to be delivered if the delivery person may take pictures and videos to record the delivery process and leave the document.

3.	Where the Lender sends notices by the way of publishing an announcement on its website, online banking, telephone banking or business branch, the date of publication of the notice shall be deemed to be the date of delivery. Under no circumstances will the Lender be liable for any transmission errors, omissions, or delays occurring in postal delivery, fax, telephone, or any other communication system in the delivery.

4.	The parties agree that the company’s official seal, office stamp, special financial seal, special contract seal, special seal for sending and receiving, and special seal for credit business of the Lender are all valid seals for notification or contact, service of legal documents, and correspondence among all parties. All staffs of the Borrower’s unit are authorized signer for document exchange, communication and notification.

Article 20 Validity of Contract and Other Matters

1.	This Contract goes into effect on the date of signature or seal of the contracting parties.

2.	During the valid period hereof, any tolerance, grace or delay in exercising their rights and interests they enjoy herein, which is granted by the Lender to the Borrower or guarantor, shall not damage, affect or restrict the Lender’s enjoyment of all rights and interests in accordance with relevant laws and this Contract, shall not be deemed to be a waiver of the rights and interests of the Lender hereunder, or affect any obligations of the Borrower hereunder.

3.	If due to changes in national laws and regulations or supervision policies, the Lender’s performance of the lending obligations as agreed herein does not comply with the laws and regulations or supervision requirements, the Lender has the right to unilaterally terminate the Contract, and announce that all loans issued have matured in advance, and the Borrower shall repay immediately at the request of the Lender.

4.	If due to force majeure, communication or network failure, failure of the Lender system, and other reasons, the loan is not issued or the payment is not processed on time, the Lender shall not bear any responsibility, but shall promptly notify the Borrower.

5.	The Borrower accepts that the Lender, according to the needs of business management, has the right to authorize or entrust other branches of Industrial Bank to perform the rights and obligations (including but not limited to authorize or entrust other branches of Industrial Bank to sign related contracts, etc.), or to incorporate loan hereunder into other branches of Industrial Bank for acceptance and management. The above behavior of the Lender does not require to obtain the consent of the Borrower.

6.	The Borrower agrees that the Lender has the right to unilaterally change and reduce or cancel the amount of unused loans herein based on factors such as the Borrower’s production and operation condition, repayments condition and credit status of other financial institutions. Where the Lender decides to change and reduce or cancel, it shall notify the Borrower five working days in advance, but it is not necessary to obtain the Borrower’s consent.

7.	In case that at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the other provisions hereof will not be affected or impaired in any way.

8.	The subtitles hereof are added for reading convenience only and shall not be used for interpretation hereof or for any other purposes.

9.	The Annex to this Contract is an integral part of this Contract and has the same legal effect as the body of this Contract.

10.	This Contract is made in three (3) originals. The Lender holds one original, the Borrower holds one original, and holds original with the same legal effect.

Article 21 Notarization and Voluntary Enforcement

1.	In case that any party hereto asks for notarization, the Contract shall be notarized at a notary office prescribed by the country.

2.	A notarized contract has compulsory enforcement effect. When the Borrower fails to fulfill its debts or the Lender realizes its credit right agreed herein or stipulated in the law and regulations, the Borrower agrees that the Lender applies to the notary office for issuing an enforcement certificate with enforcement capability. The Lender has the right to apply for enforcement certificate directly to the people’s court with jurisdiction.

Article 22 Supplementary Provisions:

The Lender (seal of the unit)	Person-in-charge or person with authorization (signature or seal)

Credit Contract special seal of Industrial Bank, Xiamen Branch Office	Seal of Hong, Pipa

May 9th, 2018

the Borrower (official seal)	Legal representative or person with authorization (signature or seal)

Seal of Xiamen Pop Culture Co., Ltd	Seal of Huang, Zhuoqin

May 9th, 2018

Signature of illegible

Signature of illegible